EXHIBIT 10.1

COBIZ
PRIVATE ASSET MANAGEMENT
---------------------------------------------------------------------------
A Division of Colorado Business Bank


                          SUBSCRIPTION ESCROW AGREEMENT


Account Number: ________________________________

Account Name: ________________________________________________________________

Offering Name:  Technology Consulting Partners, Inc.   ( Offering )

This Subscription Escrow Agreement ( Agreement ) is dated
____________________.

This Agreement exists between Technology Consulting Partners, Inc. ( Issuer ) on behalf of the Issuer and various Subscribers/Investors ( Subscribers ) in the Offering and Colorado Business Bank, Private Asset Management ( Subscription Escrow Agent ).

Issuer and Subscription Escrow Agent agree:

1.   Subscription Escrow Deposits

     Issuer appoints Subscription Escrow Agent to hold and invest deposits (the Subscription Funds ) received by Issuer and forwarded to the Subscription Escrow Agent for deposit into the Subscription Escrow Account (the Account ). Issuer acknowledges that Subscribers have agreed to the establishment of the Account and the appointment of the Subscription Escrow Agent.

2.   Subscription Escrow Instructions

     Subscription Escrow Agent will hold and distribute Subscription Funds in accordance with this Agreement and the Supplementary Schedule (the Schedule ) attached, which is hereby incorporated by reference.

3.   Investment of Subscription Funds

     Escrow Agent has no duty to invest any Escrow Property, except as provided on Supplementary Schedule.

4.   Allocation of Interest and Dividends on Subscription Funds

     Unless otherwise instructed on the Schedule, Subscription Escrow Agent will not allocate, and will not be liable for the allocation of, dividends or interest ( Earnings ) earned on the Sweep Vehicle back to the Subscribers.

5.   Cleared Funds and Cash Required for Disbursement

     Issuer, on its own behalf and on behalf of the Subscribers, agrees that the Subscription Escrow Agent shall be unable to make distribution of Subscription Funds until it has cleared funds and/or cash on deposit. The Subscription Escrow Agent, in its sole discretion, shall be entitled to place

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a hold on any funds deposited into the Account to ensure that such funds are cleared and collected.

6.   Subscription Escrow Agent Wire Instructions

     Wire instructions to remit funds to Subscription Escrow Agent:

          Colorado Business Bank
          ABA 102003206
          Trust Division Clearing Account #_________
          For Technology Consulting Partners, Inc. Subscription Escrow

7.   Issuance of Certificates

     The Issuer shall make appropriate arrangements for the issuance and delivery of certificates or other evidence of ownership of the securities sold in the Offering. The Subscription Escrow Agent shall have no obligation or responsibility to assure such issuance or delivery.

8.   Amendments

     This Agreement may be amended, modified, supplemented or revoked only in writing signed by Issuer and Subscription Escrow Agent and upon payment to Subscription Escrow Agent of its additional fees and expenses.

9.   Assignments of Interest

     Assignments, transfers, hypothecations or conveyances of any right, title or interest in Subscription Funds are not binding upon Subscription Escrow Agent.

10.  Authority of Depositors

     Subscription Escrow Agent is under no duty or obligation to ascertain the authority, and/or rights of the Issuer or the Subscribers or their respective agents who are executing, delivering or purporting to execute or deliver instructions and/or performance hereunder. Subscription Escrow Agent is under no duty or obligation to confirm the identity or suitability of the Subscribers.

11.  Compensation of Subscription Escrow Agent

     Issuer agrees to pay Subscription Escrow Agent its fees and expenses for services, including any extraordinary fees and expenses that may arise, such as fees of counsel and court costs. Subscription Escrow Agent has a first and prior lien on Subscription Funds to secure any unpaid fees and expenses. Subscription Escrow Agent is authorized to deduct any unpaid fees and expenses from Subscription Funds. Any fees and expenses owed but unpaid shall accrue interest at the rate of 12% per annum.

12.  Complete Agreement and Other Contracts or Agreements

     This Agreement and the Schedule constitute the complete and entire Agreement of Issuer with Subscription Escrow Agent. Other than this Agreement, Subscription Escrow Agent has not reviewed any contracts or documentation, including, without limitation, any agreement of a Subscriber in connection with such Subscriber s subscription in the Offering.

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     Subscription Escrow Agent is not a party to or bound by any agreement other than this Agreement, whether or not an original copy of such agreement is held as Subscription Escrow Property or is in the files of Subscription Escrow Agent. Subscription Agent is not a party to any agreement with the Subscribers.

13.  Disagreements

     In the event of any disagreement or dispute between Issuer or any Subscribers concerning the meaning or validity of any provision under this Agreement, including the Schedule, or concerning any other matter relating to this Agreement, Subscription Escrow Agent:

     a. shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

     b. may deposit, in its sole and absolute discretion, Subscription Funds or that portion of Subscription Funds it then holds with the then Clerk of the District Court of the City and County of Denver, State of Colorado, to interplead Depositors. Upon such deposit and filing of interpleader, Subscription Escrow Agent shall be relieved of all liability as to Subscription Escrow Property and shall be entitled to recover from Issuer its attorneys fees and costs incurred in commencing and maintaining such action and shall have a first and prior lien on Subscription Funds to secure such fees and costs. Issuer, by signing this Agreement, submits to the jurisdiction of such Court and does appoint the then Clerk of such Court as its agent for the service of all process in connection with such proceedings. In no event shall the institution of such interpleader action impair the rights of Subscription Escrow Agent described in paragraph 17.

14.  Extension of Benefits

     This Agreement and Schedule extend to and bind the heirs, legal representatives and successors and assigns all of the parties to this Agreement.

15.  Governing Law

     The substantive laws of the State of Colorado shall apply to the interpretation, construction and enforcement of this Agreement.

16.  Headings of Paragraphs

     The titles of these numbered paragraphs to this Agreement exist for convenience only and in no way shall they restrict or modify any Agreement or provision.

17.  Indemnification and Hold Harmless

     Issuer agrees to indemnify and hold harmless Subscription Escrow Agent from any liability, cost or expense whatsoever, including attorneys fees and costs that it has or will incur by reason of accepting Subscription Funds and this Agreement.



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18.  Non-Liability

     Subscription Escrow Agent shall not be liable for any act it may do or omit to do as Subscription Escrow Agent while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by Subscription Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. Subscription Escrow Agent shall have the right to consult with counsel whenever any question arises concerning Agreement and shall incur no liability whatsoever, for any cost or delay reasonably required to obtain such advice of counsel.

19.  Discharge and Release of Subscription Escrow Agent

     After the Subscription Escrow Agent has made all payments and remittances provided for in the Agreement, it shall be fully discharged and released from any and all further liabilities and responsibilities hereunder.

20.  Notices

     Any notices will be given by delivery, by mailing, via first class mail, postage prepaid or by facsimile promptly followed by mailing such notice via first class mail, postage prepaid, to the addresses and/or facsimile numbers provided in Agreement. Notice shall be effective as of the time of receipt, as of the time of deposit in the mail, or in the event of initial facsimile transmission, upon the sending of such facsimile, except that any notice given to Subscription Escrow Agent shall not be deemed given until actually received by an employee of Subscription Escrow Agent working in the Private Asset Management Division of Subscription Escrow Agent. All such notices to Subscription Escrow Agent must contain the Account Number. The Issuer shall give the Subscription Escrow Agent appropriate written notice of any extension of any time periods described on the Schedule.

21.  Removal or Resignation of Subscription Escrow Agent

     Subscription Escrow Agent may resign at any time by furnishing written notice of its resignation to Issuer. Issuer may remove Subscription Escrow Agent at any time by furnishing to Subscription Escrow Agent a written notice of its removal executed by Issuer. Such resignation or removal, as the case may be, shall be effective 30 days after delivery of such notice.

22.  Statute of Limitations and Laches

     Subscription Escrow Agent is not liable for the outlawing, lapse or invalidation of any rights under any Statute of Limitations or due to laches with respect to Agreement or Subscription Funds.

23.  Validity and Sufficiency of Subscription Funds and Schedule Attachment

     Subscription Escrow Agent assumes no responsibility for the validity and/or sufficiency of any Subscription Funds or other funds, securities, instruments or instructions whatsoever.








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24.  Waivers

     The failure of any party to Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to Agreement of any such condition or breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Agreement.

Execution Date:     ____________________________

The undersigned officer of Issuer warrants that he has authority to bind Issuer under this Agreement. IN WITNESS WHEREOF, the undersigned has affixed his signature and hereby adopts as part of this instrument the Schedule which is incorporated by reference.

ISSUER

Technology Consulting Partners, Inc.
(Issuer Name)


By: ________________________________
    Authorized Officer
    Frederick R. Clark, President
    Technology Consulting Partners, Inc.
    9282 South Foxfire Lane
    Highlands Ranch, Colorado  80129
    Telephone:  (303) 683-1535

SUBSCRIPTION ESCROW AGENT
Colorado Business Bank, N.A.

By: ________________________________
    Authorized Officer
    CoBiz Private Asset Management
    821 17th Street
    Denver, CO  80241
    Telephone:  (303) 312-0603
    Facsimile:  (303) 293-0700

















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
COBIZ
PRIVATE ASSET MANAGEMENT
---------------------------------------------------------------------------
A Division of Colorado Business Bank


             SUBSCRIPTION ESCROW AGREEMENT SUPPLEMENTARY SCHEDULE


Account Number:  ________________________________

Issuer Name:   Technology Consulting Partners, Inc., a Colorado corporation


(Please provide Form of Issuer Organization; Jurisdiction of Organization; Agent Name (using additional sheets if necessary.)

A.   Summary of Offering (including detail regarding securities offered)

     This offering is being conducted by Frederick R. Clark and James Watson, Officers and Directors of Technology Consulting Partners, Inc., on a "best efforts," 125,000 share minimum, 250,000 share maximum basis, at an offering price of $0.20 per Share.

     All proceeds from subscriptions will be deposited by noon of the first business day following receipt into an escrow account with Colorado Business Bank, Denver, Colorado, as Escrow Agent pursuant to an Escrow Agreement between Technology Consulting Partners, Inc. and such Escrow Agent. After the sale of the initial 125,000 shares, the remaining 125,000 shares will be offered on a "best efforts" basis, but without any required escrow, until 90 days after the date of the Prospectus, unless extended an additional 90 days, or such earlier date as all such 250,000 shares are sold or we determine in our sole discretion to discontinue the offering. Once 125,000 shares have been sold, we may elect to have an initial closing to disburse the proceeds to us. We may then elect to continue the offering until the maximum 250,000 shares have been sold or the offering period is terminated. All checks for our shares should be made payable to "Colorado Business Bank, Escrow Agent for Technology Consulting Partners, Inc." In the event the minimum 125,000 shares are not sold within the 90-day period (subject to the 90-day extension period described above), funds will be refunded promptly to the subscribers in full without deduction therefrom or interest thereon. During the 90-day offering period and any extension, no subscriber will be entitled to a refund of any subscription.

B.   Amount of Offering

Minimum (include dollar amount and number of securities)  $25,000; 125,000 shares

Maximum (include dollar amount and number of securities)  $50,000; 250,000 shares
Initial Closing Date ____________________________
Extension Date __________________________________
Termination Date ________________________________

C. Method of Subscribing (what documents do the Subscribers complete; who is reviewing and holding the documents)

     Subscribers will complete a subscription agreement which will be held by the Issuer and reviewed by Issuer's legal counsel.

D.   Method of Allocating Earnings, if applicable

     Not applicable.

E. Subscription Funds Placed in Escrow (include type of deposit, i.e. check, wire, etc.)

     Checks and wires.

F.   Investment Instructions

     Not applicable.

G. Special Instructions (include any time-of-day deadlines and instructions relative to returning funds to Subscribers/Investors)

     Not applicable.